FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2017 RESULTS

- - Very Strong Sales Growth - -
- - Further Margin Expansion and Excellent EPS Growth - -

COLUMBUS, Ohio, USA - July 27, 2017 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2017. Provided below are the highlights:

•	Sales in local currency increased 10% in the quarter compared with the prior year. Reported sales increased 7% as currency reduced sales growth by 3% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $3.84, compared with $2.93 in the prior-year period. Adjusted EPS was $3.92, an increase of 22% over the prior-year amount of $3.22. Adjusted EPS is a non-GAAP measure and we have included a reconciliation to EPS on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was very strong with excellent growth in Asia/Rest of World and the Americas. We continue to benefit from our productivity and margin initiatives which contributed to further margin expansion and excellent growth in EPS.”

EPS in the quarter was $3.84, compared with the prior-year amount of $2.93. Adjusted EPS was $3.92, an increase of 22% over the prior-year amount of $3.22.

Sales were $653.7 million, a 10% increase in local currency sales, compared with $608.3 million in the prior-year quarter. Reported sales increased 7% as currency reduced sales growth by 3% in the quarter. As compared to the prior year, local currency sales increased 10% in the Americas, 4% in Europe and 15% in Asia / Rest of World. Adjusted operating income amounted to $148.5 million, a 15% increase from the prior-year amount of $129.1 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Six Month Results

EPS for the six months was $7.32, compared with the prior-year amount of $5.32. Adjusted EPS was $7.25, an increase of 28% over the prior-year amount of $5.68.

Sales were $1.248 billion, a 11% increase in local currency sales, compared with $1.148 billion in the prior-year period. Reported sales increased 9%, as currency reduced sales growth by 2% in the period. As compared to the prior year, local currency sales increased 12% in the Americas, 8% in Europe and 12% in Asia/Rest of World. Adjusted operating income amounted to $275.9 million, a 19% increase from the prior-year period amount of $231.1 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Outlook

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2017 will be approximately 8%. This sales growth is expected to result in Adjusted EPS in the range of $17.25 to $17.35, an increase of 17%. This compares to previous guidance of Adjusted EPS in the range of $16.95 to $17.15.

For the third quarter 2017, local currency sales growth is expected to be approximately 5% and Adjusted EPS in the range of $4.25 to $4.30, an increase of 9% to 11%.

While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known. The Company noted in making its outlook that economic uncertainty remains in certain regions of the world and market conditions are subject to change.

Conclusion

Filliol concluded, "Our operating results for the last several quarters have been excellent. Our Field Turbo investments, Spinnaker sales and marketing initiatives and new product launches are yielding tangible results and we continue to further our margin and productivity initiatives. We will face more challenging comparisons for the remainder of the year but with continued strong execution, we believe we can continue to gain share and deliver a strong performance in 2017."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, July 27) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2017		% of sales	June 30, 2016		% of sales

Net sales	$653,656	(a)	100.0	$608,286		100.0
Cost of sales	278,739		42.6	260,710		42.9
Gross profit	374,917		57.4	347,576		57.1

Research and development	32,854		5.0	30,701		5.0
Selling, general and administrative	193,517		29.6	187,798		30.9
Amortization	10,249		1.6	8,655		1.4
Interest expense	8,171		1.3	6,872		1.1
Restructuring charges	4,023		0.6	2,205		0.4
Other charges (income), net	(744)		(0.1)	8,173		1.3
Earnings before taxes	126,847		19.4	103,172		17.0

Provision for taxes	25,267		3.9	23,584		3.9
Net earnings	$101,580		15.5	$79,588		13.1

Basic earnings per common share:
Net earnings	$3.94			$2.99
Weighted average number of common shares	25,751,374			26,631,015

Diluted earnings per common share:
Net earnings	$3.84			$2.93
Weighted average number of common and common equivalent shares	26,439,529			27,143,284

Note:
(a)	Local currency sales increased 10% as compared to the same period in 2016.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2017		% of sales	June 30, 2016		% of sales

Earnings before taxes	$126,847			$103,172
Amortization	10,249			8,655
Interest expense	8,171			6,872
Restructuring charges	4,023			2,205
Other charges (income), net	(744)			8,173	(c)
Adjusted operating income	$148,546	(b)	22.7	$129,077		21.2

Note:
(b)	Adjusted operating income increased 15% as compared to the same period in 2016.
(c)
Other charges (income), net included a one-time non-cash pension settlement charge of $8.2 million relate to a lump sum settlement to former employees of out U.S. pension plan for the three months ended June 30, 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six months ended			Six months ended
	June 30, 2017		% of sales	June 30, 2016		% of sales

Net sales	$1,248,223	(a)	100.0	$1,147,960		100.0
Cost of sales	530,406		42.5	500,477		43.6
Gross profit	717,817		57.5	647,483		56.4

Research and development	64,246		5.1	59,674		5.2
Selling, general and administrative	377,689		30.3	356,719		31.1
Amortization	20,294		1.6	17,079		1.5
Interest expense	15,912		1.3	13,452		1.2
Restructuring charges	5,455		0.4	3,085		0.2
Other charges (income), net	(6,474)		(0.5)	7,889		0.7
Earnings before taxes	240,695		19.3	189,585		16.5

Provision for taxes	46,649		3.8	44,323		3.8
Net earnings	$194,046		15.5	$145,262		12.7

Basic earnings per common share:
Net earnings	$7.51			$5.42
Weighted average number of common shares	25,841,243			26,781,154

Diluted earnings per common share:
Net earnings	$7.32			$5.32
Weighted average number of common and common equivalent shares	26,514,311			27,283,012

Note:
(a)	Local currency sales increased 11% as compared to the same period in 2016.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2017		% of sales	June 30, 2016		% of sales

Earnings before taxes	$240,695			$189,585
Amortization	20,294			17,079
Interest expense	15,912			13,452
Restructuring charges	5,455			3,085
Other charges (income), net	(6,474)	(b)		7,889	(d)
Adjusted operating income	$275,882	(c)	22.1	$231,090		20.1

Note:
(b)
Other charges (income), net included a one-time gain of $3.4 million for the six months ended June 30, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.

(c)	Adjusted operating income increased 19% as compared to the same period in 2016.
(d)
Other charges (income), net included a one-time non-cash pension settlement charge of $8.2 million relate to a lump sum settlement to former employees of out U.S. pension plan for the six months ended June 30, 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2017	December 31, 2016

Cash and cash equivalents	$146,334	$158,674
Accounts receivable, net	448,098	454,988
Inventories	253,734	222,047
Other current assets and prepaid expenses	65,587	61,075
Total current assets	913,753	896,784

Property, plant and equipment, net	600,900	563,707
Goodwill and other intangible assets, net	647,891	643,433
Other non-current assets	85,406	62,853
Total assets	$2,247,950	$2,166,777

Short-term borrowings and maturities of long-term debt	$21,608	$18,974
Trade accounts payable	143,607	146,593
Accrued and other current liabilities	423,594	421,948
Total current liabilities	588,809	587,515

Long-term debt	947,781	875,056
Other non-current liabilities	249,441	269,263
Total liabilities	1,786,031	1,731,834

Shareholders’ equity	461,919	434,943
Total liabilities and shareholders’ equity	$2,247,950	$2,166,777

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30		June 30
	2017	2016	2017	2016

Cash flow from operating activities:
Net earnings	$101,580	$79,588	$194,046	$145,262
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,953	7,994	15,919	16,116
Amortization	10,249	8,655	20,294	17,079
Deferred tax benefit	(2,264)	(5,548)	(3,840)	(8,852)
Other	4,211	3,569	8,023	7,148
Gain on facility sale	—	—	(3,394)	—
Non-cash pension settlement charge	—	8,189	—	8,189
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	16,049	18,425	(25,671)	(22,565)
Net cash provided by operating activities	137,778	120,872	205,377	162,377
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment (a)	206	83	10,209	218
Purchase of property, plant and equipment	(27,514)	(14,510)	(48,529)	(28,858)
Acquisitions	(697)	-	(697)	(4,329)
Net hedging settlements on intercompany loans	(1,345)	(1,053)	(1,033)	1,075
Net cash used in investing activities	(29,350)	(15,480)	(40,050)	(31,894)
Cash flows from financing activities:
Proceeds from borrowings	200,189	163,147	672,921	392,560
Repayments of borrowings	(205,281)	(145,217)	(615,162)	(269,684)
Proceeds from exercise of stock options	8,734	8,056	16,935	13,965
Repurchases of common stock	(124,952)	(124,997)	(249,949)	(249,997)
Other financing activities	(7,205)	(555)	(7,205)	(680)
Net cash used in financing activities	(128,515)	(99,566)	(182,460)	(113,836)

Effect of exchange rate changes on cash and cash equivalents	1,528	(1,775)	4,793	(888)

Net increase (decrease) in cash and cash equivalents	(18,559)	4,051	(12,340)	15,579

Cash and cash equivalents:
Beginning of period	164,893	110,595	158,674	98,887
End of period	$146,334	$114,646	$146,334	$114,646

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$137,778	$120,872	$205,377	$162,377
Payments in respect of restructuring activities	2,748	2,461	5,326	4,302
Proceeds from sale of property, plant and equipment	206	83	10,209	218
Purchase of property, plant and equipment	(27,514)	(14,510)	(48,529)	(28,858)

Free cash flow	$113,218	$108,906	$172,383	$138,039

Notes:
(a) Proceeds from sale of property, plant and equipment included $9.9 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility for the six months ended June 30, 2017.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended June 30, 2017			1%		9%	13%		7%
Six Months Ended June 30, 2017			4%		11%	10%		9%

Local Currency Sales Growth (Decrease)
Three Months Ended June 30, 2017			4%		10%	15%		10%
Six Months Ended June 30, 2017			8%		12%	12%		11%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30					June 30
	2017		2016		% Growth	2017		2016		% Growth

EPS as reported, diluted	$3.84		$2.93		31%	$7.32		$5.32		38%

Restructuring charges, net of tax	0.12	(a)	0.06	(a)		0.16	(a)	0.09	(a)
Purchased intangible amortization, net of tax	0.06	(b)	0.04	(b)		0.11	(b)	0.08	(b)
Income tax expense	(0.10)	(c)	—			(0.24)	(c)	—
Gain on facility sale	—	(d)	—			(0.10)	(d)	—
Non-cash pension settlement charge, net of tax	—		0.19	(e)		—		0.19	(e)

Adjusted EPS, diluted	$3.92		$3.22		22%	$7.25		$5.68		28%

Notes:
(a)
Represents the EPS impact of restructuring charges of $4.0 million ($3.1 million after tax) and $2.2 million ($1.7 million after tax) for the three months ended June 30, 2017 and 2016, and $5.5 million ($4.3 million after tax) and $3.1 million ($2.3 million after tax) for the six months ended June 30, 2017 and 2016, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.5 million and $1.0 million for the three month periods ended June 30, 2017 and 2016, and $3.0 million and $2.1 million for the six months ended June 30, 2017 and 2016, respectively.

(c)
Represents the EPS impact of the difference between our reported tax rate of 20% and 19% during the three and six months ending June 30, 2017 and our estimated annual income tax rate of 22% pertaining to excess tax benefits associated with stock option exercises.

(d)
Represents the EPS impact of a one-time gain of $3.4 million ($2.7 million after tax) for the six months ended June 30, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.

(e)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the three and six months ended June 30, 2016.